Acknowledgement

        I have received a complete copy of GRT's code of ethics (revised as of 2011-03-31). I agree to abide by all of its provisions. Among other things I will, as required, pre-clear personal securities transactions, submit quarterly reports of my transactions, submit annual reports of securities holdings, and report gifts received.

Signed: _____________________________

Print name:___________________________

                          Amendment to Code of Ethics
                                       of
                          GRT Capital Partners, L.L.C.

          GRT Capital Management, LLC ("GRT") has adopted this Amendment to the code of ethics ("Code of Ethics" or the "Code") under Rule 204A and 204A-1 of the Investment Advisers Act of 1940 and under Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") with respect to persons deemed to be "Access Persons." GRT's Insider Trading Policy supplements this Code and can be found in the GRT Compliance Materials.

          GRT's Chief Compliance Officer ("CCO") shall notify each person who becomes a Access Person and who is required to report under this Code of Ethics of their reporting requirements and shall deliver a copy of this Code of Ethics to such person when they become a Access Person, or upon request. At least annually, the CCO shall identify all Access Persons who are required to file reports pursuant to the Code.

    A. No affiliated person of GRT shall, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by a registered investment company for which GRT serves as an investment adviser (the "Fund"), as defined in Rule 17j-1 under the 1940 Act:

         1.       Employ any device, scheme or artifice to defraud the Fund;

         2. Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund;

         4.       Engage in any manipulative practice with respect to the Fund;
                  or

         5. Engage in any act that constitutes fraud under the federal securities laws, including material misrepresentations to clients and prospects, misuse of material nonpublic information, falsifying firm records, or engaging in any manipulative or fraudulent practices with respect to any client, prospective client, of GRT.


   B. GRT shall submit its Code to the board of directors of a Fund for approval and shall provide a certification to such board of directors respecting the Code, as required by Rule 17j-1.

   C. GRT shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of its Code.

    D. GRT shall, no less frequently than annually, furnish to the Fund's board of directors a written report that describes any issues arising under the Code and certifies that GRT has adopted procedures reasonably necessary to prevent Access persons from violating the Code, as required by Rule 17j-1.

    E. GRT shall institute procedures by which appropriate management or compliance personnel review reports required to be made by paragraph (d)(1) of Rule 17j-1 under the 1940 Act. Under such procedures:

         1. GRT will review trades reported by Access Persons in their personal securities transactions reports to determine if the trades occurred on the same day as a trade in the same security for the Fund, and if so, whether the trade by the Access Person was within the volume limits set forth in GRT's Code of Ethics.

         2. GRT maintains an internal, personal trading information system which Access persons can use on a voluntary basis to pre-clear and/or report actual personal trades. GRT will encourage Access Persons to voluntarily input information in the system.

         3. GRT will review the information that Access Persons have entered into

 GRT's internal, personal trading information system, along with other information, to monitor the extent of any personal trading in the same securities on the same day as for the Fund.

F. GRT will maintain the following records in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2 under the Advisers Act:

         1. A copy of each code of ethics for GRT that is in effect, or at any time within the past five years was in effect, maintained in an easily accessible place;

         2. A record of any violation of the Code and of any action taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         3. A copy of each report made by an Access Person as required by Rule 17j-1 under the 1940 Act, including any information provided in lieu of the reports under paragraph (d)(2)(v) of such rule, maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

         4. A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of Rule 17j-1, or who are or were responsible for reviewing these reports, maintained in an easily accessible place; and

         5. A copy of each report required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act, maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e) of Rule 17j-1 under the 1940 Act, maintained for at least five years after the end of the fiscal year in which the approval is granted.

        G. The term "Supervised Person" in the Code shall have the meaning set forth in Section 202(a)(25) of the Investment Advisers Act of 1940, which states ""Supervised person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser."

        H. An Access Person of a Fund shall provide quarterly transaction reports required under Rule 17j-1(d)(1)(ii)(B) which include, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

         1. The name of the broker, dealer or bank with whom the Access Person established the account;

         2.       The date the account was established; and

         3.       The date that the report is submitted by the Access Person.

                                 Code of Ethics
                                       of
                      GRT Capital Partners, L.L.C. ("GRT")

a. ADOPTION OF CODE OF ETHICS. As an investment adviser registered or required to be registered under section 203 of the Act, GRT does hereby establish, maintain and enforce this written code of ethics that, at a minimum, includes:


         1. A standard (or standards) of business conduct that GRT requires of GRT's supervised persons, which standard reflects GRT's fiduciary obligations and those of GRT's supervised persons:

                  i. Specifically, supervised persons should not engage in activities that could create a conflict of interest or the appearance of a conflict of interest between the interests of GRT's clients and the interests of GRT or any supervised persons.

                  ii.      GRT supervised persons may not accept
                           inappropriately large cash or non-cash gifts from any person or entity which directly or indirectly does business with or performs services for GRT or any client, as more fully set forth in Exhibit A.

                  iii. A GRT supervised persons may not serve on the board of directors, or similar governing body, of a publicly traded company or other business organization without obtaining prior approval of a Managing Member (who is not affected by the decision). If approved, any such company served by a GRT employee shall be added to GRT's schedule of Restrictions on Securities.

         2. Provisions requiring GRT's supervised persons to comply with applicable federal securities laws:


                           Specifically, supervised persons must comply with applicable federal securities laws, as defined in Rule 204A-1 under the Investment Advisers Act of 1940.

         3. Provisions that require all of GRT's access persons to report, and GRT to review, their personal securities transactions and holdings periodically as provided below;

         4. Provisions requiring supervised persons to report any violations of GRT's code of ethics promptly to GRT's chief compliance officer or, provided GRT's chief compliance officer also receives reports of all violations, to other persons GRT designate in GRT's code of ethics (Compliance Administrator):

         5. Provisions requiring GRT to provide each of GRT's supervised persons with a copy of GRT's code of ethics and any amendments, and requiring GRT's supervised persons to provide GRT with a written acknowledgment of their receipt of the code and any amendments:


                           Specifically, each supervised person is required to provide a written acknowledgment that he or she has received a copy of GRT's code of ethics and any amendments thereto.

B. REPORTING REQUIREMENTS.

         1. HOLDINGS REPORTS. The code of ethics requires GRT's access persons to submit to GRT's chief compliance officer or other persons GRT designate in GRT's code of ethics (Compliance Administrator) a report of the access person's current securities holdings that meets the following requirements:

                  i. Content of holdings reports. Each holdings report must contain, at a minimum:

                           A. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership;

                           B. The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and

                           C.       The date the access person submits the
                                    report.

                  ii. Timing of holdings reports. GRT's access persons must each submit a holdings report:

                           A. No later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

                           B.       At least once each 12-month period
                                    thereafter on a date GRT selects, currently the 45(th) day after December 31, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

         2. TRANSACTION REPORTS. The code of ethics requires access persons to submit to GRT's chief compliance officer or other persons GRT designate in GRT's code of ethics (Compliance Administrator) quarterly securities transactions reports that meet the following requirements:

                  i. CONTENT OF TRANSACTION REPORTS. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

                           A. The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

                           B. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           C. The price of the security at which the transaction was effected;

                           D. The name of the broker, dealer or bank with or through which the transaction was effected; and

                           E.       The date the access person submits the
                                    report.


                  ii.Timing of transaction reports. Each access person must
                           submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

         3. EXCEPTIONS FROM REPORTING REQUIREMENTS. GRT's code of ethics does not require an access person to submit:

                  i. Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;

                  ii. A transaction report with respect to transactions effected pursuant to an automatic investment plan;

                  iii. A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that GRT holds in GRT's records so long as GRT receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

(C) PRE-APPROVAL OF CERTAIN INVESTMENTS. GRT's code of ethics requires GRT's access persons to obtain GRT's approval before they directly or indirectly acquire any beneficial ownership in any security in an initial public offering or in a limited offering, and:

         (1) An access person may not acquire a beneficial interest in any security in an initial public offering, except that this prohibition on an acquisition in an initial public offering does not apply to (1) securities available in an initial public offering by a bank issuer upon conversion in form from a mutual association to a stock company, and (2) securities of any issuer available after completion of an initial public offering of such securities.

         (2) Where an accesss person has acquired a security in a limited offering and the access person plays a part in any subsequent consideration of such security for investment for a client account, any decision to make the investment for a client account will be subject to an independent review and approval by those Managing Members who do not have any personal interest in the issuer or its securities.

         (3) An access person may not engage in any transaction that is not permitted as set forth on GRT's schedule of Restrictions on Securities.

         (4) A transaction by an access person in the same security as traded for a client account on the same day is permitted if the volume traded in the security by the access person is within certain limits. The amount of securities traded by the access person, together with all securities of the same class traded for the access person within the preceding four months, shall not exceed the greater of

                  (i) one percent of the shares or other units of the class outstanding, or
                  (ii) the average weekly reported volume of trading in such securities during the four calendar weeks preceding the transaction.


(D) [THIS SPACE "D" FROM ORIGINAL RULE FORMAT IS NOT USED.]

(E) DEFINITIONS. For the purpose of this section:

         1.       Access person means:

                  i.       Any of GRT's supervised persons:

                           A. Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

                           B. Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.


                  ii. To the extent that providing investment advice is deemed to constitute GRT's primary business, all of GRT's directors, officers and partners are presumed to be access persons.

         2. Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

         3. Beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p) and the rules and regulations thereunder. Any report required by paragraph
                  (b) of Rule 204A-1 under the Investment Advisers Act of 1940 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

         4. Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

         5. Fund means an investment company registered under the Investment Company Act.

         6. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         7. Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of this chapter.

         8. Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

         9.       Reportable fund means:

                  i. Any fund for which GRT serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases GRT must be approved by the fund's board of directors before GRT can serve); or

                  ii. Any fund whose investment adviser or principal underwriter controls GRT, is controlled by GRT, or is under common control with GRT. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

         10. Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), except that it does not include:

                  i.       Direct obligations of the Government of the United
                           States;

                  ii. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                  iii.     Shares issued by money market funds;

                  iv. Shares issued by open-end funds other than reportable funds; and

                  v. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds

                                                                       Exhibit A

Receipt of Gifts

    Except for an occasional meal or ticket to a sporting event or the theater, or comparable entertainment which is not so frequent or extensive as to raise questions of propriety, or except with the approval of a Managing Member (who has not received such gift), a GRT employee must not accept inappropriately large cash or non-cash gifts from any person or entity which directly or indirectly does business with or performs services for GRT or any client.

  Gifts valued at less $100 per year from one person are not deemed prohibited under this policy (the $100 limit is subject to change from time to time based on changes in the FINRA rules relating to gifts).

   Gifts which are given by an outside person to GRT Capital Partners, L.L.C. and its affiliated entities as "customers" of such outside person, as distinguished from gifts to a GRT employee as an individual, are not prohibited under this policy. For example, business entertainment in the form of any social or educational event or business conference where the outside person accompanies or participates in the event, is not prohibited. [For a discussion of the definition of "customer" and "business entertainment," see NASD Proposed Interpretative Material IM-3060, 72 Federal Register 98, page 28743, May 22, 2007, with proposed Amendment #3 thereto, File SR-2006-044 Amendment 3, submitted by FINRA 2008-01-02.] [NASD Rule 3060 was redesignated as FINRA Rule 3220, per SEC Release No. 34-58660, 2008-09-26.]

All gifts should be reported to the Head Trader.

                                   Exhibit B

BENEFICIAL OWNERSHIP

INTRODUCTORY NOTE

Beneficial ownership is defined in Rule 16a-1(a)(2), under the Securities Exchange Act of 1934, which is the same complex rule that applies to the beneficial ownership disclosure in Form 10K for officers and directors of public companies. The summary below is merely intended as a reference; for unique situations, the full text of the rule should be consulted.

BENEFICIAL OWNERSHIP

"Beneficial ownership" is an important concept in determining which personal securities accounts are covered by the Code. Beneficial ownership exists when you have a "pecuniary interest" in securities.

More specifically, beneficial ownership of securities in an account means directly or indirectly having or sharing a direct or indirect pecuniary interest in the securities, whether through any contract, arrangement, understanding, relationship or otherwise. A "pecuniary interest", in turn, means the opportunity, directly or indirectly, to profit, or share in any profit derived, from the transactions in question.

The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which might not ordinarily be thought to confer ownership of securities.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

FAMILY HOLDINGS

Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

PARTNERSHIP AND CORPORATE HOLDINGS.

A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership if the general partner has a proportionate interest in the portfolio securities of the partnership as evidenced by the partnership agreement in effect at the time of the transaction. A limited partner or a stockholder will generally not be deemed to beneficially own securities held by a limited partnership or corporation, respectively, provided he or she does not own a controlling voting interest in the entity, he or she does not have or share investment control over the entity's portfolio, and the entity is not an "alter ego" or "personal holding company".

(For the treatment of the interests of any GRT Personnel in GRT Hedge Funds, see other provisions of the Code.)

DERIVATIVES

A person having the right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable, has beneficial ownership of the underlying securities. For this purpose the term "derivative security" means any option, future, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to a security, or similar security with a value derived from the value of a security.

TRUST HOLDINGS

In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. Therefore, among other examples, a beneficiary of a trust will generally be deemed the beneficial owner of securities held by the trust. However, the following persons will generally not be deemed beneficial owners of the securities held by a trust:

(a) Trustees, unless the trustee has a pecuniary interest in any holding or transaction of the trust. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family (even if that family member does not live in the same household);

(b) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person.

(c) Beneficiaries who do not have any direct or indirect influence or control. If the account is under the discretionary management of another person the access person must enter into a letter agreement with that person to in effect create a blind trust.

SECURITIES NOT BENEFICIALLY OWNED

You are not deemed to have beneficial ownership of

(a) Portfolio securities held by an investment company registered under the Investment Company Act of 1940;

(b) Securities of which you are a pledgee with the right to sell the pledged security, provided that you will have beneficial ownership upon any foreclosure or exercise of the right of sale;

(c) Rights you may have which are the same as all holders of a class of securities of any issuer to receive securities pro rata, or obligations to dispose of securities as a result of a merger, exchange offer, or consolidation involving the issuer of the securities;

(d) An interest in broad-based index options, broad-based index futures, and broadbased publicly traded market baskets of stocks approved for trading by the appropriate federal government authority, nor in an interest in any underlying securities of these instruments. A broad-based index is one that provides investors with a performance indicator of the overall applicable stock or bond market (or market segment) as appropriate;

(e) A security that may be redeemed or exercised only for cash and does not permit the receipt of equity securities in lieu of cash, if the security either:

(i) is awarded pursuant to an employee benefit plan satisfying the provisions of 240.16b-3[C]; or


(ii) may be redeemed or exercised only upon a fixed date or dates at least six or upon death, retirement, disability or termination of employment; or

(f) An interest or right to participate in employee benefit plans of the issuer.

                                                                                            Exhibit C

                              Pre-clearance and Reporting Guide

----------------------------------------------------------------------------------------------------
SECURITY OR              PRE-CLEARANCE       VOLUME LIMITED      INCLUDE IN        INCLUDE IN
TRANSACTION                                  ON SAME SECURITY    QUARTERLY         ANNUAL HOLDINGS
                                             ON SAME DAY AS      TRANSACTION       REPORT
                                             CLIENT TRADE        REPORT (C)
----------------------------------------------------------------------------------------------------
Generally all stocks     Recommended         Volume limited      Must include      Must include
and bonds
----------------------------------------------------------------------------------------------------
Purchased options        Recommended         Volume limited      Must include      Must include
--at time of
purchase (a)
----------------------------------------------------------------------------------------------------
Purchased options        Recommended         Volume limited      Must Include      Must include
--at time of exercise
(a)
----------------------------------------------------------------------------------------------------
Written options          Recommended         Volume limited      Must include      Must include
--at time of sale (a)
----------------------------------------------------------------------------------------------------
Written options          (Not applicable)    (Not applicable)    Must include      Must include
--at time of exercise
by counterparty (a)
----------------------------------------------------------------------------------------------------
U.S. Government          (Not applicable)    (Not applicable)    (Not applicable)  Provide name
securities, high                                                                   of broker,
quality short term                                                                 dealer or bank
instruments, mutual                                                                where
funds                                                                              maintained
----------------------------------------------------------------------------------------------------
Shares of registered
open end mutual
funds
-- not managed by        (Not applicable)    (Not applicable)    (Not applicable)  Provide name
GRT                                                                                of broker,
                                                                                   dealer or bank
                                                                                   where
                                                                                   maintained
--managed by GRT         Recommended         (Not applicable)    Must include      Must include
("reportable fund")
                                                                 (Also reported    (Also reported
                                                                 by Transfer       by Transfer
                                                                 Agent)            Agent)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
SECURITY OR              PRE-CLEARANCE       VOLUME LIMITED      INCLUDE IN        INCLUDE IN
TRANSACTION                                  ON SAME SECURITY    QUARTERLY         ANNUAL HOLDINGS
                                             ON SAME DAY AS      TRANSACTION       REPORT
                                             CLIENT TRADE        REPORT
----------------------------------------------------------------------------------------------------
Futures, and options     (Not applicable)    (Not applicable)    (Not applicable)  (Not applicable)
on futures, on
securities and
securities indices
----------------------------------------------------------------------------------------------------
Exchange Traded
Fund
("ETF") (b)
--issued by open         (Not applicable)    (Not applicable)    (Not applicable)  Must include
end fund
--issued by other        Recommended         Volume limited      Must include      Must include
entity
----------------------------------------------------------------------------------------------------
Initial Public           Only IPO's of       Volume limited      Must include      Must include
Offering                 certain banks are
("IPO")                  permitted.

                         Must pre-clear
                         acquisition
----------------------------------------------------------------------------------------------------
Private Placements       Must pre-clear      Volume limited      Must include      Must include
                         acquisition

----------------------------------------------------------------------------------------------------
Securities received      (Not applicable)    (Not applicable)    Must include      Must include
in a merger,
reorganization, non-
volitional event
----------------------------------------------------------------------------------------------------
Interests in GRT         Automatically       (Not applicable)    Automatically     Automatically
Hedge Funds              reviewed                                reported          reported
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
SECURITY OR              PRE-CLEARANCE       VOLUME LIMITED      INCLUDE IN        INCLUDE IN
TRANSACTION                                  ON SAME SECURITY    QUARTERLY         ANNUAL HOLDINGS
                                             ON SAME DAY AS      TRANSACTION       REPORT
                                             CLIENT TRADE        REPORT
----------------------------------------------------------------------------------------------------
Securities in GRT
401k plan
--open end funds         Recommended         (Not applicable)    Must include      Must include
managed by GRT                                                   (Also reported    (Also reported
                                                                 by Transfer       by Transfer
                                                                 Agent)            Agent)
--open end funds         (Not applicable)    (Not applicable)    (Not applicable)  Must include
--other securities       Recommended         Volume limited      Must include      Depends on
                                                                                   security as set
                                                                                   forth in this
                                                                                   chart
----------------------------------------------------------------------------------------------------
Securities in outside    Depends on          Depends on          Depends on        Depends on
IRA's, 401k plans        security as set     security as set     security as set   security as set
                         forth in this chart forth in this       forth in this     forth in this
                                             chart               chart             chart
----------------------------------------------------------------------------------------------------
Municipal                (Not applicable)    (Not applicable)    Must include      Must include
securities, including
interests under
certain Rule 529
plans
----------------------------------------------------------------------------------------------------
Interests under
deferred
compensation plans
of non-affiliates
--open end funds         (Not applicable)    (Not applicable)    (Not applicable)  Must include
--other securities       Recommended         Volume limited      Must include      Depends on
                                                                                   security as set
                                                                                   forth in this
                                                                                   chart
----------------------------------------------------------------------------------------------------

Footnotes:

(a) Options on Securities: Purchased options must comply with the code both at the time of initial purchase and at the time of exercise. (However, if a call or put option is purchased at a time when the purchase is not restricted, the option may be exercised automatically at expiration by the relevant exchange or clearing corporation without violating that provision.) Written options must comply with this code at the time of the transaction. Exercise by a counterparty, however, is not subject to pre-clearance.

(b) See no-action letter: National Compliance Service, available 11-30-2005

(c) GRT recommends that copies of statements for any general brokerage account be submitted.

                                                                       Exhibit D

Quarterly Transactions Report
For the quarter ended__________________

I. Transaction reports. The code of ethics requires access persons to submit to GRT's chief compliance officer or other persons GRT designate in GRT's code of ethics (Compliance Administrator) quarterly securities transactions reports that meet the following requirements:

A. Content of transaction reports. Each transaction report must contain, at a minimum, the following information

           1. About each transaction involving a reportable security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

         a. The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

         b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         c. The price of the security at which the transaction was effected;

         d. The name of the broker, dealer or bank with or through which the transaction was effected; and

         e.       The date the access person submits the report.

         2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

         a. The name of the broker, dealer or bank with whom the access person established the account;

         b.       The date the account was established; and

         c.       The date that the report is submitted by the access person.

          B. Timing of transaction reports. Each access person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

          C. Exceptions from reporting requirements. GRT's code of ethics does not require an access person to submit:

                     1. Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;

                     2. A transaction report with respect to transactions effected pursuant to an automatic investment plan;

                     3. A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that GRT holds in GRT's records so long as GRT receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

II. The requisite information may be reported by, among other means:

 A. Immediately after effecting your transaction, input the final details into the GRT pre-clearance system, and attach a printout of the pre-clearance report for the quarter.

 B. Attaching, or arranging for the provision of, copies of relevant trade confirmations or brokerage account statements; or

 C. Providing the information in a separate report or in the space below.
    1. Transactions____________________________________________________________


    2. New broker, dealer or bank account_______________________________________
______________________________________________________________________________
______________________________________________________

III. Transactions in interests in GRT Hedge Funds, GRT 401k plan, or a reportable funds are deemed to have been reported directly to GRT .

IV. Certification: By signing this report, the undersigned certifies that

         A. Prior to engaging in any personal transactions in a security, the undersigned presented any opportunities regarding such security, if it was within his or her area of coverage, to GRT for consideration for client accounts; and

         B.       All information required to be submitted has been reported.

         C.       The undersigned has complied with all provisions of the Code.

         D. The undersigned has not received any gifts in violation of the Code.


V. If you did not have any reportable transactions during the quarter check here []




VI. Date______________________                        Signed____________________

[Transactions must be reported                        Print name________________
 within 30 days of quarter-end]

                                                                       Exhibit E

Annual Holdings Report

I. The code of ethics requires GRT's access persons to submit to GRT's chief compliance officer or other persons GRT designate in GRT's code of ethics (Compliance Administrator) a report of the access person's current securities holdings that meets the following requirements:

A. Content of holdings reports. Each holdings report must contain, at a minimum:

         1. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership;

         2. The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and

3. The date the access person submits the report.

B. Timing of holdings reports. GRT's access persons must each submit a holdings report:


          1. No later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

          2. At least once each 12-month period thereafter on a date GRT selects, currently the 45(th) day after December 31, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

     C. GRT's code of ethics does not require an access person to submit any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control.

II. The undersigned represents that he or she has reported all required information


         A. For reportable securities or other securities as reflected in the pre-clearance records, transaction reports, brokerage or bank or other account statements, or separate report submitted by the undersigned for the period ended December 31 preceding the date of this report;

         B. For GRT Hedge Funds, GRT 401k plan, or a reportable fund, as reflected in GRT's internal reports or in reports accessible by GRT;

         C. For any reportable securities or other securities not included in A or B above, as follows:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________




Date:                                        Signed:___________________________
[Must be before February __, 20__ ]          Print name:________________________


Revised 2011-03-31